UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 30, 2009

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2009, Lennar Corporation (the “Company”) entered into an Indenture with The Bank of New York Mellon, as Trustee, relating to a new issue of 12.25% Senior Notes due 2017. The principal terms of the Notes are described under Item 2.03.

On April 30, 2009, the Company also entered into a Registration Rights Agreement with the initial purchasers of the 12.25% Senior Notes, Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc., in which the Company agreed to register substantially identical Notes under the Securities Act of 1933, as amended, and to offer to exchange registered Notes for the Notes the Company issued as described under Item 2.03. If the Company fails to file a registration statement relating to the exchange of Notes within 120 days after April 30, 2009, that registration statement does not become effective within 150 days after April 30, 2009, or if the Company does not complete the exchange offer within 180 days after April 30, 2009, the annual interest rate on the Notes will increase, initially by 0.25% per year, and by an additional 0.25% per year for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On April 30, 2009, the Company sold $400 million principal amount of a new issue of 12.25% Senior Notes due 2017 to initial purchasers, for resale by the initial purchasers to qualified institutional buyers under SEC Rule 144A and to persons outside the U.S. under SEC Regulation S.

The principal terms of the 12.25% Senior Notes are as follows:

Maturity date	June 1, 2017

Interest rate	12.25% per year (calculated using a 360-day year composed of twelve 30-day months)

Interest payment dates	June 1 and December 1 of each year, beginning on December 1, 2009

Sinking fund	None

Ranking	Senior unsecured and unsubordinated obligations

Guarantees	All of the Company’s wholly-owned subsidiaries, other than finance company subsidiaries and foreign subsidiaries, guarantee the Notes. The guarantees may be suspended under some circumstances.

Redemption	The Company may redeem any or all of the Notes at any time at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date at the interest rate on comparable Treasury notes plus 50 basis points, plus, in either case, accrued but unpaid interest to the redemption date.

Offer to repurchase upon change of control	Upon a change of control of the Company (as defined in the Indenture), the Company will be required to make an offer to repurchase all the outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus any accrued but unpaid interest to, but not including, the repurchase date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Documents

99.1	Indenture dated as of April 30, 2009, between Lennar Corporation and The Bank of New York Mellon, as Trustee.

99.2	Registration Rights Agreement dated as of April 30, 2009, among Lennar Corporation and Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.

99.3	Purchase Agreement dated April 23, 2009, among Lennar Corporation and Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2009	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Documents
99.1	Indenture dated as of April 30, 2009, between Lennar Corporation and The Bank of New York Mellon, as Trustee.

99.2	Registration Rights Agreement dated as of April 30, 2009, among Lennar Corporation and Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.

99.3	Purchase Agreement dated April 23, 2009, among Lennar Corporation and Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.